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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-106385, 333-57046, 2-85628, 33-15102, 33-87662, 33-87664,
333-17513, and 333-106385; Form S-3 No. 333-63777, 333-63773, 333-65125,
333-40716, 333-66350, 333-71086, 333-103965, and 333-109982) of Peregrine
Pharmaceuticals, Inc. of our report dated June 30, 2004 (except for Note 17, as to which the date is July 6, 2004) with respect to the consolidated financial statements and schedule of Peregrine Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2004.


                                                           /s/ ERNST & YOUNG LLP

Orange County, California
July 12, 2004